Exhibit 99.1

STONEPEAK ROCKET HOLDINGS LP

By:	STONEPEAK ASSOCIATES IV LLC, its general partner
By:	STONEPEAK GP INVESTORS IV LLC, its sole member
By:	STONEPEAK GP INVESTORS MANAGER LLC, its managing member

By:	/s/ Michael Dorrell
Name: Michael Dorrell
	Title: Managing Member	Date: May 27, 2021

STONEPEAK ROCKET UPPER HOLDINGS LP

By:	STONEPEAK ASSOCIATES IV LLC, its general partner
By:	STONEPEAK GP INVESTORS IV LLC, its sole member
By:	STONEPEAK GP INVESTORS MANAGER LLC, its managing member

By:	/s/ Michael Dorrell
Name: Michael Dorrell
	Title: Managing Member	Date: May 27, 2021

STONEPEAK ASSOCIATES IV LLC

By:	STONEPEAK GP INVESTORS IV LLC, its sole member
By:	STONEPEAK GP INVESTORS MANAGER LLC, its managing member

By:	/s/ Michael Dorrell
Name: Michael Dorrell
	Title: Managing Member	Date: May 27, 2021

STONEPEAK GP INVESTORS IV LLC

By:	STONEPEAK GP INVESTORS MANAGER LLC, its managing member

By:	/s/ Michael Dorrell
Name: Michael Dorrell
	Title: Managing Member	Date: May 27, 2021

STONEPEAK GP INVESTORS MANAGER LLC

By:	/s/ Michael Dorrell
Name: Michael Dorrell
	Title: Managing Member	Date: May 27, 2021

EVOLVE TRANSITION INFRASTRUCTURE LP

By:	EVOLVE TRANSITION INFRASTRUCTURE GP LLC, its general partner

By:	/s/ Charles C. Ward
Name: Charles C. Ward
	Title: Chief Financial Officer & Secretary	Date: May 27, 2021